UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 29, 2011

XENITH BANKSHARES, INC.

(Exact name of Registrant as specified in charter)

Virginia	000-53380	80-0229922
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One James Center, 901 E. Cary Street, Suite 1700 Richmond, Virginia		23219
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (804) 433-2200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into Material Definitive Agreement.

Effective July 29, 2011, Xenith Bank, a Virginia banking corporation (“Xenith”) and a wholly-owned subsidiary of Xenith Bankshares, Inc. (the “Company”), acquired substantially all of the assets and assumed certain liabilities, including all deposits, of Virginia Business Bank (the “Failed Bank Acquisition”), a Virginia banking corporation located in Richmond, Virginia (the “Failed Bank”), which was closed on July 29, 2011 by the Virginia State Corporation Commission. The Federal Deposit Insurance Corporation is acting as court-appointed receiver of the Failed Bank. The Failed Bank Acquisition was completed in accordance with the terms of the Purchase and Assumption Agreement, dated as of July 29, 2011 (the “Agreement”), among the FDIC, Receiver for the Failed Bank, the FDIC and Xenith.

Based upon a preliminary closing with the FDIC as of July 29, 2011, Xenith acquired total assets of approximately $93 million, including approximately $70 million in loans. Xenith also agreed to assume liabilities of approximately $87 million, including approximately $77 million in deposits. These amounts are estimates and, accordingly, are subject to adjustments based upon final settlement with the FDIC. The Failed Bank Acquisition was completed without any shared-loss agreement.

Pursuant to the Agreement, Xenith received a discount of approximately $23.8 million on the net assets and did not pay a deposit premium on the deposits assumed. Xenith also received an initial cash payment from the FDIC in the amount of $17.8 million based on the discount on the net assets and the difference between the assets acquired and the liabilities assumed.

The foregoing description of the Failed Bank Acquisition and the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Completion of Paragon Transaction

Effective July 29, 2011, Xenith completed the acquisition of select loans totaling approximately $59 million (the “Loans”) and related assets associated with the Richmond, Virginia branch office (the “Branch”) of Paragon Commercial Bank, a North Carolina banking corporation (“Paragon”), and the assumption of certain select deposit accounts totaling approximately $76 million (the “Deposits”) and related liabilities associated with the Branch (the “Paragon Transaction”). The Paragon Transaction was completed in accordance with the terms of the Amended and Restated Purchase and Assumption Agreement, dated as of July 25, 2011 (the “Paragon Agreement”), between Xenith and Paragon.

Under the terms of the Paragon Agreement, Paragon will retain the real and personal property associated with the Branch office and, subject to receipt of required regulatory approvals, the Branch office will be closed.

Under the terms of the Paragon Agreement, at the closing of the Paragon Transaction, Paragon made a cash payment to Xenith in the amount of $17.3 million, subject to adjustment as provided in the Paragon Agreement (the “Payment Amount”). The Payment Amount represented the amount equal to the difference between (i) the sum of (a) the net book value of the Deposits shown on the books and records of Paragon as of

July 29, 2011, the closing date, and (b) the net book value of the accrued interest payable on the Deposits as of the closing date, less (c) a premium equal to 3.92% multiplied by the net book value of the Deposits and accrued interest payable thereon, excluding any certificate of deposit balances exceeding $5 million as of the closing date and excluding accounts for which collateral has been or may be required, less (d) an amount equal to all Cash on Hand (as defined in the Paragon Agreement) as of the closing date, and (ii) the sum of (a) an amount equal to the principal balance of the Loans shown on the books and records of Paragon as of the closing date (without reference to loss reserves, deferred costs or revenues), (b) the net book value of the accrued interest receivable with respect to the Loans as of the closing date and (c) the net book value of the Courier Assets (as defined in the Paragon Agreement) as of the closing date, less (d) a discount equal to 3.77% multiplied by the principal balance of the Loans (excluding the portion of such principal balance attributable to Extensions of Credit (as defined in the Paragon Agreement) made by Paragon to any borrower with the approval of Xenith during the period from June 1, 2011 to the closing date, as to which no discount was applicable) and accrued interest receivable as of the closing date and less (e) $148,877, which amount represents the accrued benefits under Paragon’s nonqualified deferred compensation agreement as of the closing date due to the president of the Branch (who accepted employment with Xenith).

The foregoing description of the Paragon Transaction and the Paragon Agreement does not purport to be complete and is qualified in its entirety by reference to the Paragon Agreement, a copy of which is attached hereto as Exhibit 2.2 and is incorporated herein by reference.

Completion of Failed Bank Acquisition

The information set forth above under Item 1.01 is incorporated into this Item 2.01 by reference.

Item 8.01.	Other Events.

On July 29, 2011, the Company issued a press release announcing the completion of the Paragon Transaction. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On July 29, 2011, the Company issued a press release announcing the completion of the Failed Bank Acquisition. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

To the extent that financial statements are required by this item, such financial statements will be filed by an amendment to this Current Report on Form 8-K within 71 calendar days after August 4, 2011, the date by which this Current Report on Form 8-K must be filed.

(b)	Pro Forma Financial Information.

To the extent that pro forma financial information is required by this item, such pro forma financial information will be filed by an amendment to this Current Report on Form 8-K within 71 calendar days after August 4, 2011, the date by which this Current Report on Form 8-K must be filed.

(d)	Exhibits.

2.1	Purchase and Assumption Agreement, dated as of July 29, 2011, among the Federal Insurance Deposit Corporation, Receiver of Virginia Business Bank, the Federal Deposit Insurance Corporation and Xenith Bank (Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule upon request.)

2.2	Amended and Restated Purchase and Assumption Agreement, dated as of July 25, 2011, by and between Xenith Bank and Paragon Commercial Bank (Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule upon request.)

99.1	Press release issued on July 29, 2011 by the Company announcing the completion of the Paragon Transaction

99.2	Press release issued on July 29, 2011 by the Company announcing the completion of the Failed Bank Acquisition

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 4, 2011

XENITH BANKSHARES, INC.

By:	/s/ Thomas W. Osgood
Thomas W. Osgood
Executive Vice President, Chief Financial
Officer, Chief Administrative Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Purchase and Assumption Agreement, dated as of July 29, 2011, among the Federal Insurance Deposit Corporation, Receiver of Virginia Business Bank, the Federal Deposit Insurance Corporation and Xenith Bank (Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule upon request.)

2.2	Amended and Restated Purchase and Assumption Agreement, dated as of July 25, 2011, by and between Xenith Bank and Paragon Commercial Bank (Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule upon request.)

99.1	Press release issued on July 29, 2011 by the Company announcing the completion of the Paragon Transaction

99.2	Press release issued on July 29, 2011 by the Company announcing the completion of the Failed Bank Acquisition